Exhibit 99.2

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k), promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock of Kohl’s Corporation and that this Agreement may be included as an Exhibit to such filing.

Each of the undersigned parties represents and warrants to the others that the information contained in any amendment thereto about it will be true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned parties agrees to inform the others of any changes in such information or of any additional information which would require any amendment to the Schedule 13G and to promptly file such amendment.

Each of the undersigned parties agrees to indemnify the others for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any representations, warranties or agreements in this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 9, 2018.

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ Geoffrey N. Cornell
Name:	Geoffrey N. Cornell
Title:	Vice President

SAFG RETIREMENT SERVICES, INC.

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

AIG LIFE HOLDINGS, INC.

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

AGC LIFE INSURANCE COMPANY

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

AMERICAN GENERAL LIFE INSURANCE COMPANY

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

SUNAMERICA ASSET MANAGEMENT, LLC

By	/s/ Matthew Hackethal
Name:	Matthew Hackethal
Title:	Chief Compliance Officer